OMB APPROVAL

OMB Number: 3235-0060

Expires: March 31, 2003

Estimated average burden
hours per response: 1.25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2003

XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-30900 (Commission File Number)	54-1983517 (IRS Employer Identification No.)

11111 Sunset Hills Road, Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed from last report)

Item 1. Changes of Control of Registrant.

     As previously reported in a Form 8-K filed on June 17, 2002, XO Communications, Inc. (“XO”) filed a voluntary petition for bankruptcy under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). In connection with such proceeding, XO filed with the Bankruptcy Court a third amended plan of reorganization of XO Communications, Inc., dated July 22, 2002 (the “Plan”) as reported in a Form 8-K/A on November 26, 2002.

     Also, as previously reported in a Form 8-K filed on October 15, 2002, XO agreed with Teléfonos de Mexico, S.A. de C.V. (“Telmex”) and certain investment partnerships affiliated with Forstmann Little & Co. (“Forstmann Little”) to mutually terminate the previously announced Forstmann Little/TELMEX Investment Agreement, and agreed to settle its potential claims relating thereto. In light of these developments, XO announced that it would take steps to implement the “Stand-Alone Plan” contemplated by and contained in the Plan.

     The Bankruptcy Court confirmed the Stand-Alone Plan after a hearing on November 15, 2002. XO consummated the Stand-Alone Plan, and emerged from proceedings under chapter 11 of the Bankruptcy Code, on January 16, 2003 (the “Effective Date”).

     A copy of the press release of the Company announcing its emergence from proceedings under Chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Pursuant to the Plan and the Confirmation Order, as of the close of the Effective Date, all shares of old common stock and old preferred stock of XO were cancelled. Holders of old common stock and old preferred stock of XO are not entitled to any distribution under the Plan, but are permitted to participate in a rights offering as contemplated by the Plan. XO HAS NOT YET FILED A REGISTRATION STATEMENT WITH RESPECT TO THE RIGHTS OFFERING AND THE RIGHTS OFFERING WILL NOT COMMENCE UNTIL AFTER THE FILING AND EFFECTIVENESS THEREOF.

     Pursuant to the Plan, on the Effective Date, XO distributed 90,250,001 shares of its common stock, $0.01 par value (the “New Common Stock”) to its senior secured lenders, of which 76,578,028 shares of New Common Stock were issued to High River Limited Partnership, a partnership controlled by Mr. Carl Icahn (“High River”). Immediately following this distribution, High River Limited Partnership transferred all 76,578,028 shares of New Common Stock to Cardiff Holding LLC, a Delaware limited liability company (“Cardiff”) controlled by Mr. Icahn.

     In addition to the distributions discussed above, 3,519,361 shares of New Common Stock were distributed to XO’s senior note holders. XO is holding an additional 1,230,639 shares of New Common Stock in reserve pending resolution of disputed claims of certain creditors and the subsequent distribution of such New Common Stock to XO’s general unsecured creditors. All distributions to holders of senior notes of XO have been made using an assumption that all disputed claims could be resolved in favor of the creditor. The resolution of these disputed claims in favor of XO could result in an additional distribution of New Common Stock and warrants to holders of senior notes of XO at a later date.

     Of the shares of New Common Stock distributed to holders of senior notes, approximately 1,500,000 shares were issued to Meadow Walk Limited Partnership (“Meadow Walk”), a partnership also controlled by Mr. Carl Icahn based on its ownership of XO senior notes. The beneficial ownership to all distributions due to Meadow Walk under the Plan have been transferred to Cardiff.

     The Company’s former bondholders and general unsecured creditors will also receive warrants to purchase shares of New Common Stock representing an aggregate of 25% of the initially outstanding common stock of the reorganized Company. The warrants are exercisable over a seven-year period at purchase prices ranging from $6.25 to $10.00 per share. On January 16, 2003, in connection with the consummation of the transactions contemplated by the Stand-Alone Plan, XO entered into a Series A Warrant Agreement, a Series B Warrant Agreement and a Series C Warrant Agreement, each by and among XO and American Stock Transfer & Trust Company, as Warrant Agent, in the forms attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. Of these warrants, Cardiff estimates it will receive Series A Warrants to purchase approximately 3,000,000 shares of New Common Stock, Series B Warrants to purchase approximately 2,250,000 shares of New Common Stock, and Series C Warrants to purchase approximately 2,250,000 shares of New Common Stock pursuant to the Plan. As of the date hereof, XO has not made any distribution of warrants to any holder of senior notes or general unsecured creditor of XO.

     Effective as of January 16, 2003, pursuant to a new stock option plan of XO previously filed with in Exhibit 2.2 to XO’s filing on Form 8-K, dated November 26, 2002, 17,590,020 shares of New Common Stock have been reserved for issuance under the new stock option plan.

     No additional consideration was obtained by XO with respect to any of the foregoing distributions of New Common Stock.

     Prior to the Effective Date, Mr. Craig O. McCaw, primarily through his majority ownership and control of Eagle River Investments, L.L.C. controlled more than 50% of XO’s total voting power.

     As a result of the cancellation of all of the old equity of XO and the beneficial ownership of affiliates of Mr. Icahn of approximately 85,580,000 shares of the New Common Stock in XO, representing a beneficial ownership of approximately 83.5% of XO, a change of control has occurred and Mr. Icahn, through his majority ownership and control of these affiliates, controls more than 50% of XO’s total voting power. The beneficial ownership of these affiliates of Mr. Icahn may increase if additional shares of Common Stock or warrants are issued to such affiliates as a result of the resolution of disputed claims of certain creditors in favor of XO.

New Board of Directors

     As of January 29, 2002, the board of directors of XO consists of the following six individuals

Name	Age	Position

Nathaniel A. Davis	47	President, Chief Operating Officer and Director

Carl C. Icahn	66	Chairman and Director

Vincent Intrieri	46	Director

Keith Meister	29	Director

Adam Dell	32	Director

Andrew R. Cohen	41	Director

Director’s Biographies

   Brief biographies of XO’s directors are set forth below:

     Nathaniel A. Davis. Mr. Davis has served as our President and Chief Operating Officer since joining XO in January 2000. In February 2000, he was elected to serve on our Board of Directors. From October 1998 to January 2000, Mr. Davis served as Executive Vice President of Technical Services for Nextel Communications. From November 1996 to September 1998, Mr. Davis was Chief Financial Officer of U.S. Operations at MCI Communications. From January 1994 to October 1996, he was Chief Operating Officer of MCImetro, a subsidiary of MCI. From July 1992 to December 1993, Mr. Davis was Senior Vice President of Access Services for MCI. Mr. Davis currently serves as a director of Mutual of America Capital Management Corporation and XM Satellite Radio, Inc.

     Carl C. Icahn, 66, has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents, since 1993. From October 1998, Mr. Icahn has been the President and a Director of Stratosphere Corporation which operates the Stratosphere Hotel and Casino. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, a holding company that owns the Sands Hotel and Casino in Atlantic City, New Jersey.

     Vincent Intrieri, 46, has served as a portfolio manager of High River Limited Partnership since 1998. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliot Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at a “big six” accounting firm and is a certified public accountant. Mr. Intrieri currently serves on the board of directors of TransTexas Gas Corporation.

     Keith Meister, 29, has served as senior investment analyst of High River Limited Partnership since June, 2002. From March 2000 through 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a $100 million venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic investment partnership with assets in excess of $2 billion. Prior to Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres.

     Adam Dell, 32, has served as the Managing General Partner of Impact Venture Partners, a venture capital firm focused on information technology investments since January 2000. Prior to founding Impact, Mr. Dell was a Partner with Crosspoint Venture Partners in Northern California and a Senior Associate with Enterprise Partners in Southern California. Prior to becoming a venture capitalist, Mr. Dell worked as a corporate attorney in Austin, Texas with the law firm of Winstead Sechrest & Minick. Mr. Dell currently serves on the board of directors of GoAmerica. Mr. Dell teaches a course at the Columbia Business School on business, technology and innovation and is a contributing columnist to the technology publication, Business 2.0.

     Andrew R. Cohen, 41, has been employed by Icahn Associates Corp. since 2001. From 1999 to 2000, Mr. Cohen served as senior vice president and chief technology officer of American Greetings & Americangreetings.com. From 1992 to 1999, Mr. Cohen served as vice president of development of Micrografx, Inc., a consumer and business enterprise Software Company and President of CNS Development Corp. Mr. Cohen currently serves on the board of directors of DirectEmailExpress.

Related Party Transactions with Icahn Affiliates

     The following agreements (the “Icahn Agreements”), all of which have been approved by the Bankruptcy Court by order dated January 15, 2002, were entered into by XO and one or more of Mr. Icahn’s affiliates (collectively, the “Icahn Affiliates”) prior to the consummation of the Stand-Alone Plan on the Effective Date:

(i) Registration Rights Agreement, dated January 16, 2003, among XO and High River and Meadow Walk, two Icahn Affiliates,

in the form attached hereto as Exhibit 10.4 and incorporated herein by reference;

(ii) Tax Allocation Agreement, dated January 16, 2003, between XO and Starfire Holding Corporation, an Icahn Affiliate, in the form annexed hereto as Exhibit 10.5 and incorporated herein by reference; and

(iii) Assumption and Assignment of Option Agreement, dated January 15, 2003, between XO and Dixon Properties LLC, an Icahn Affiliate, respecting XO’s option to purchase its headquarters at 11111 Sunset Hills Road, Reston, Virginia 20190 and effective on January 16, 2002, in the form attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 5. Other Events

     On January 15, 2002, XO executed an Escrow Agreement by and among XO, XO Management Services, Inc., a wholly-owned subsidiary of XO, and U.S. Bank Trust National Association, as Escrow Agent, in the form attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     Exhibits.   XO Communications, Inc.

10.1	Series A Warrant Agreement, by and between XO Communications, Inc. and American Stock Transfer & Trust Company, dated January 16, 2003.

10.2	Series B Warrant Agreement, by and between XO Communications, Inc. and American Stock Transfer & Trust Company, dated January 16, 2003.

10.3	Series C Warrant Agreement, by and between XO Communications, Inc. and American Stock Transfer & Trust Company, dated January 16, 2003.

10.4	Registration Rights Agreement, dated January 16, 2003, among XO Communications, Inc, High River Limited Partnership and Meadow Walk Limited Partnership.

10.5	Tax Allocation Agreement, dated January 16, 2003, between XO Communications, Inc. and Starfire Holding Corporation.

10.6	Assumption and Assignment of Option Agreement, dated January 15, 2003, between XO Communications, Inc. and Dixon Properties LLC.

10.7	Escrow Agreement, by and among XO Communications, Inc., XO Management Services, Inc., and U.S. Bank Trust National Association, as Escrow Agent, dated January 15, 2003.

99.1	Press Release of XO Communications, Inc., dated January 16, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO COMMUNICATIONS, INC

By:	/s/ Wayne M. Rehberger Name: Wayne M. Rehberger Title: Senior Vice President and Chief Financial Officer

January 29, 2003

Exhibit Index

Exhibit No.	Description

10.1	Series A Warrant Agreement, by and between XO Communications, Inc. and American Stock Transfer & Trust Company, dated January 16, 2003.

10.2	Series B Warrant Agreement, by and between XO Communications, Inc. and American Stock Transfer & Trust Company, dated January 16, 2003.

10.3	Series C Warrant Agreement, by and between XO Communications, Inc. and American Stock Transfer & Trust Company, dated January 16, 2003.

10.4	Registration Rights Agreement, dated January 16, 2003, among XO Communications, Inc, High River Limited Partnership and Meadow Walk Limited Partnership.

10.5	Tax Allocation Agreement, dated January 16, 2003, between XO Communications, Inc. and Starfire Holding Corporation.

10.6	Assumption and Assignment of Option Agreement, dated January 15, 2003, between XO Communications, Inc. and Dixon Properties LLC.

10.7	Escrow Agreement, by and among XO Communications, Inc., XO Management Services, Inc., and U.S. Bank Trust National Association, as Escrow Agent, dated January 15, 2003.

99.1	Press Release of XO Communications, Inc., dated January 16, 2003.